Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274308

PROSPECTUS
SUPPLEMENT TO PROSPECTUS DATED
SEPTEMBER 13, 2023

LUXURBAN HOTELS INC.

280,000 Shares

13.00% Series A Cumulative Redeemable Preferred Stock

We are offering 280,000 shares of our 13.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) pursuant to this prospectus supplement and the accompanying prospectus. When, as, and if authorized by our board of directors and declared by us, dividends on the Series A Preferred Stock will be payable monthly in arrears on the last day of each calendar month (provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend) at a rate per annum equal to 13.00% per annum of the $25.00 liquidation preference (the “Initial Rate”). Dividends on the shares of the Series A Preferred Stock are cumulative. The first dividend on the Series A Preferred Stock sold in this offering will be paid on November 30, 2023, will cover the period from and including October 26, 2023 to, but not including, November 30, 2023, and will be in the amount of $0.315972 per share.

At any time or from time to time on or before October 26, 2026 we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $26.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice. See “Description of Series A Preferred Stock—Redemption—Optional Redemption.”

At any time or from time to time after October 26, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $25.50 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice. See “Description of Series A Preferred Stock—Redemption—Optional Redemption.”

If a Change of Control (as defined herein) or Delisting Event (as defined herein) occurs prior to October 26, 2024, we will, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. If a Change of Control or Delisting Event occurs on or after October 26, 2024, we may, at our option, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us.

If a Delisting Event occurs, the Initial Rate shall increase by 6.00% until a Re-Listing Event (as defined herein) occurs. Upon a Re-Listing Event, the dividend rate shall return to the Initial Rate. See “Description of Series A Preferred Stock—Delisting Event.”

We are required to deposit funds in an amount equal to eighteen regular monthly dividend payments in a segregated account. These funds may be withdrawn at any time solely to pay dividends on the Series A Preferred Stock and we will have no ongoing obligation to maintain a minimum balance in the segregated account.

The Series A Preferred Stock will rank senior to all classes and series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock, equally to any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, and junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, in each case, as to dividend rights and rights upon our liquidation, dissolution or winding up. See “Description of Series A Preferred Stock—Ranking.” The Series A Preferred Stock will not have any voting rights, except as set forth under “Description of Series A Preferred Stock—Voting Rights.”

Our Series A Preferred Stock has been approved for listing on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “LUXHP” and will begin trading on October 27, 2023. Our common stock is traded on the Nasdaq under the symbol “LUXH.”

	Per share	Total
Public offering price(1)	$25.00	$7,000,000
Underwriting discounts and commissions(2)	$1.75	$490,000
Non-accountable expense allowance	$0.25	$70,000
Proceeds, before expenses, to us(3)	$23.00	$6,440,000

(1)	Plus declared and unpaid dividends, if any, from October 26, 2023 if initial settlement occurs after that date.
(2)	Excludes certain other compensation payable. See “Underwriting” for a detailed description of underwriting compensation.
(3)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters the option to purchase, exercisable within 45 days of the date of this prospectus supplement, up to an additional 42,000 shares of Series A Preferred Stock on the same terms and conditions set forth above, solely to cover over-allotments.

Investing in the Series A Preferred Stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement. You should also read carefully the risk factors described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, before investing in the Series A Preferred Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of the Series A Preferred Stock will be delivered to purchasers in global form through the book-entry delivery system of The Depository Trust Company on or about October 26, 2023.

Sole Book-Running Manager

ALEXANDER CAPITAL L.P.

Co-Manager

Network 1 Financial Securities, Inc.

Prospectus supplement dated October 24, 2023

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or information to which we have referred you, including any information incorporated by reference. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of the Series A Preferred Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of shares of the Series A Preferred Stock.

You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference”.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 1, 2023, we filed with the SEC a registration statement on Form S-3 (File No. 333-274308) (the “Registration Statement”) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which Registration Statement was declared effective on September 13, 2023. Under this shelf registration process, we may, from time to time, sell up to $50 million in the aggregate of shares of preferred stock, par value $0.00001 per share. This prospectus supplement is part of the Registration Statement using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended (the “Securities Act”).

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the Registration Statement, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated in each by reference include important information about us, the shares being offered and other information you should know before investing in our Series A Preferred Stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “LuxUrban,” the “Company,” “we,” “our,” or “us,” refer to LuxUrban Hotels Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise. When we refer to “you”, we mean the potential investors in this offering of our Series A Preferred Stock. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

S-ii

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. The forward-looking statements are contained principally in, but not limited to, “Item 1. Business,” “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and “Item 1A Risk Factors” and “Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Our periodic filings with the SEC and our future SEC reports may also contain forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus may include, for example, statements about.

●	our financial performance, including our ability to generate revenue;

●	the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties in our financial performance, including our ability to generate revenue;

●	potential effects of a challenging economy, for example, on the demand for vacation travel accommodations and the effect thereof on our business and financial condition;

●	the ability of our short stay accommodation offerings to achieve market acceptance and to build our portfolio of accommodation offerings in multiple cities throughout the United States and internationally;

●	the impact of increased competition;

●	our success in retaining or recruiting officers, key employees, and directors;

●	our ability to service our existing indebtedness and obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions, including joint ventures;

●	our ability to manage growth and integrate operations from properties that we lease;

●	uninterrupted service by the third-party service providers we rely on for material parts of our operations, including payment processing, data collection and security, online reservations and booking and other technology services;

●	the liquidity and trading of our securities;

●	regulatory and operational risks;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the time during which we will be an emerging growth company under the JOBS Act.

S-iii

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those listed elsewhere in this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K under “Item 1A. Risk Factors”, in our Form 10-Q for the quarter ended June 30, 2023 under “Item 1A. Risk Factors”, and the risks detailed in our periodic filings with the SEC and future SEC reports. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Given these risks and uncertainties, investors are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement and the accompanying prospectus. Our Company undertakes no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus.

S-iv

Prospectus Supplement Summary

The following is a summary of what we believe to be the most important aspects of our business and the offering of Series A Preferred Stock under this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Series A Preferred Stock. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and the accompanying prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities

Overview

We utilize an asset light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties we lease. We currently manage a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. With recent hotel rooms becoming available, as of September 29, 2023, we have approximately 1,625 units under lease. We believe the pandemic created, and current economic conditions present, a historic opportunity for us to lease dislocated and underutilized hotels at favorable economics for our Company.

We have plans to expand both domestically and internationally.

We strive to improve operational efficiencies by leveraging proprietary technology to identify, lease, manage, and market globally the hotel space we lease to business and vacation travelers through our online portal and third-party sales and distribution channels. Our top three sales channels represented over 90% of revenue during the three and six months ended June 30, 2023.

Business

We are building a portfolio of hotels that provides short-term accommodations for guests at average nightly and occupancy rates that exceed our total cost and expenses. We are growing this portfolio by capitalizing on the dislocation in the hotel industry created by the pandemic and subsequent rising interest rate environment. We target business and vacation travelers under our consumer brand LuxUrban and we market our hotel properties through our proprietary sales portal as well as several worldwide online travel agency (“OTA”) channels.

We believe that as a result of pandemic-induced hotel closures, changing financial requirements for hotel owners and a significantly higher interest rate and refinancing environment, LuxUrban has a multi-year pipeline of potential properties to lease at favorable economics to our Company.

Many of the hotels that we lease have been hotels that were shuttered or underutilized as a result of the global pandemic. Other properties that we lease were either poorly managed properties where the landlord was looking for a more stable tenant, or a refinancing opportunity where LuxUrban provided a landlord a more desirable and lender-friendly long-term lease agreement.

Based on the market dislocation mentioned above, we believe our pipeline of high-quality opportunities will provide multiple leasing opportunities in upcoming years. Currently, we are focused on turnkey properties that require limited amounts of incremental capital to make the properties guest-ready. We expect over time that we may need to invest additional capital as the better opportunities in our pipeline become leased. Even if we need to increase the capital we invest to make a property guest-ready, we believe there are many attractive opportunities for properties where the economics will still be favorable to us based on the above mentioned market dislocation. In addition, we may be able to obtain greater concessions from landlords as a result of the capital required.

Recent Developments

Wyndham Transaction

On August 2, 2023, the Company entered into several agreements, including seventeen franchise agreements (each, a “Franchise Agreement”), with certain affiliates of Wyndham Hotels & Resorts, Inc. (collectively, “Wyndham”) pursuant to which the following hotels operated by the Company (the “Initial Properties”) will become part of the Trademark Collection® by Wyndham and Travelodge by Wyndham brands while staying under the operational control of the Company:

Hotel Name	Location	Number of Rooms
The Blakely Hotel	New York City	117
The Herald Hotel	New York City	167
The Washington	New York City	217
The Astor	Miami	42
The Impala Hotel	Miami	17
La Flora	Miami	31
BeHome	New York City	44
The Bogart Hotel	New York City	65
The Lafayette	New Orleans	60
Georgetown Residences	Washington, DC	80
The Variety	Miami	68
12th and Ocean Apartments	Miami	24
Townhouse Hotel Miami Beach	Miami	70
O Hotel	Los Angeles	68
Hotel 57	New York City	216
Condor Hotel	New York City	35
Tuscany	New York City	125

The Company expects rebranding of the Initial Properties, including the Initial Properties’ use of Wyndham booking channels, to be completed by December 2023.

The Franchise Agreements have initial terms of 15 to 20 years and require Wyndham to provide financial, sales and operational-related support with respect to the Initial Properties. The Franchise Agreements contain customary representations, warranties, covenants, indemnification, liquidated damages and other terms for transactions of a similar nature, including customary membership and marketing fees in an initial aggregate amount of 6.0% of gross room revenue, increasing to 6.5% of gross room revenue over the term of the Franchise Agreements.

Pursuant to the Franchise Agreements, the Company agreed to make certain property improvements, modifications and maintenance items (collectively, “Capital Improvements”), which the Company expects to complete over the next twelve months. In exchange for these Capital Improvements, Wyndham will provide capital through development advance notes (“Key Money”) to the Company for these Capital Improvements, which the Company expects will provide significant working or growth capital to the Company. Consistent with market practice, such Key Money will be evidenced by certain promissory notes with customary amortization and repayment terms. In conjunction with the Company’s entry into the Franchise Agreements, the Company paid a one-time, initial, nonrefundable franchise fee to Wyndham.

As a result of entering into the Franchise Agreements, the Company expects to be subject to significantly reduced booking fees, inclusive of franchise and other fees, as a result of using the Wyndham booking platform. Conversely, to the extent that the Company continues to use third-party online travel agencies for bookings, the Company expects to benefit from Wyndham’s lower online travel agency commission rates, while paying franchise fees and other fees on such booking activity, as a result of the Company’s entry into the Franchise Agreements. The Company expects that the net impact of the Franchise Agreements will be a material reduction to such fees in comparison to the Company’s previous operations.

In addition to the Initial Properties, the Company and Wyndham are in the process of reviewing a pipeline of properties currently under letter of intent, subject to an already executed lease, or subject to an executed lease with the Company (such properties, “Pipeline Properties”). To the extent that the Company ultimately enters into master leasing agreements with respect to any such Pipeline Properties, the Company has set up a general framework to bring new LuxUrban properties onto the Wyndham platform and expects to add such Pipeline Properties to both the Company’s and Wyndham’s booking platforms. The Franchise Agreements provide for future commitments to Wyndham, and in return Wyndham has agreed to fund capital to the Company via Key Money on a property-by-property basis, which the Company expects will provide significant working or growth capital to the Company. The Company expects that any such working or growth capital provided by Wyndham will offset a percentage of the deposit money required. Wyndham has the ability to accept or reject properties to the platform on a property-by-property basis, subject to certain conditions, with a three-year right of first refusal.

In conjunction with the Company’s entry into the Franchise Agreements and the positive impact such Franchise Agreements are expected to have on the Company, including the reduced costs mentioned above, the Company agreed to terms that incentivize Brian Ferdinand, the Company’s Chairman and Chief Executive Officer, to remain with the Company for an extended period of time, including the requirement of Brian Ferdinand to personally guarantee (the “Key Man Terms”) the Company’s obligations under the Franchise Agreements and Key Money during the term of the Franchise Agreements, with the ability of the Company to remove the Key Man Terms after five years.

As of September 28, 2023, the Blakely Hotel in New York City, the Herald Hotel in New York City, the O Hotel in Los Angeles, Hotel 57 in New York City, the Condor Hotel in Brooklyn, and the Lafayette Hotel in New Orleans have been re-branded as “The Blakely by LuxUrban, Trademark Collection® by Wyndham,” “The Herald by LuxUrban, Trademark Collection® by Wyndham,” “O Hotel, Trademark Collection® by Wyndham,” “The Hotel 57, Trademark Collection® by Wyndham,” “The Condor Hotel, Trademark Collection® by Wyndham,” and “The Lafayette Hotel, Trademark Collection® by Wyndham,” respectively. With these six properties re-branded, the Company has onboarded six LuxUrban hotel properties onto the Wyndham brand and operating platform.

Corporate Information

Our executive offices are located at 2125 Biscayne Blvd, Suite 253 Miami, Florida 33137 and our telephone number is 833-723-7368.

We maintain a website with the address https://luxurbanhotels.com. We make available free of charge through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus supplement or the accompanying prospectus. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to receive certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, exclusion from the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.235 billion (subject to adjustment for inflation), (ii) December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”), (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1940, as amended (the “Exchange Act”).

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

The Offering

Securities Offered by Us

280,000 shares of 13.00% Series A Preferred Stock (plus up to an additional 42,000 shares of Series A Preferred Stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time. The terms of any such sale shall include the requirement that the Company deposit into a segregated account, upon the closing of such sale, eighteen (18) regular monthly dividend payments with respect to the additional shares of Series A Preferred Stock that are sold.

Ranking	The Series A Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

	●	senior to all classes and series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock (“Junior Stock”);

	●	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock (the “Parity Stock”); and

	●	junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock (“Senior Stock”).

Dividends

When, as, and if authorized by our board of directors and declared by us, dividends on the Series A Preferred Stock will be payable monthly in arrears on the last day of each calendar month (provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend) at the Initial Rate. Dividends on the shares of the Series A Preferred Stock are cumulative. The first dividend on the Series A Preferred Stock sold in this offering will be paid on November 30, 2023, will cover the period from, and including, October 26, 2023 to, but not including, November 30, 2023 and will be in the amount of $0.315972 per share.

Liquidation Preference	In the event of our liquidation, dissolution or winding up, the holders of shares of the Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series A Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of shares of any class or series of our common stock and any other class or series of Junior Stock.

No Maturity	The Series A Preferred Stock has no maturity date, and we are not required to redeem the Series A Preferred Stock. In addition, we are not required to set aside assets to redeem the Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.

Optional Redemption

At any time or from time to time on or before October 26, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $26.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice. See “Description of Series A Preferred Stock—Redemption—Optional Redemption.”

At any time or from time to time after October 26, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $25.50 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice. See “Description of Series A Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption

If a Change of Control (as defined below) or Delisting Event (as defined below) occurs prior to October 26, 2024, we shall, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. If a Change of Control or Delisting Event occurs on or after October 26, 2024, we may, at our option, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

	●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

	●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE American LLC (“NYSE American”), the Nasdaq, Nasdaq Global Market or the Nasdaq Global Select Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, the Nasdaq, Nasdaq Global Market or the Nasdaq Global Select Market (each, with any successors thereto, a “National Market”).

A “Delisting Event” is the failure, after the original listing of the Series A Preferred Stock, to maintain the listing of Series A Preferred Stock on a National Market.

Delisting Event

If a Delisting Event occurs, the Initial Rate shall increase by 6.00% until a Re-Listing Event occurs. Upon a Re-Listing Event, the dividend rate shall return to the Initial Rate. See “Description of Series A Preferred Stock—Delisting Event.”

A “Re-Listing Event” is when, after a Delisting Event, the Series A Preferred Stock is re-listed on any National Market.

Exchange Rights

On or after October 26, 2024, upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, the Company has provided or provides notice of its election to redeem the Series A Preferred Stock, to exchange some or all of the Series A Preferred Stock held by such holder on the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, into shares of the Company’s common stock.

Share Cap: 13.4048.

Exchange Cap: Subject to certain adjustments, the Exchange Cap will not exceed 3,753,344 shares of the Company’s common stock issuable or deliverable, as applicable, subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed 4,316,345 shares of the Company’s common stock in total. See “Description of Series A Preferred Stock—Exchange Rights.”

Voting Rights

Holders of shares of Series A Preferred Stock generally will have no voting rights.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen (18) or more consecutive or non-consecutive monthly periods, the holders of Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Company ranking on parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up and upon which like voting rights have been conferred, and are exercisable and with which the holders of Series A Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Company until all dividends accumulated and unpaid on such Series A Preferred Stock for all past dividend periods shall have been fully paid. If and when all accumulated dividends on such Series A Preferred Stock for all past dividend periods shall have been fully paid, the right of the holders of Series A Preferred Stock to elect such additional two directors shall immediately cease.

The affirmative vote of at least two-thirds of the votes entitled to be cast collectively by the holders of outstanding shares of Series A Preferred Stock is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class) is required to amend our certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock) in a manner that materially and adversely affects the rights of the shares of Series A Preferred Stock.

Among other things, we may, without any vote of the holders of shares of Series A Preferred Stock, issue additional shares of Series A Preferred Stock or issue shares of Parity Stock (provided that terms of any such issuance shall include the requirement that the Company deposit into a segregated account, upon the closing of such sale, eighteen (18) regular monthly dividend payments with respect to the additional shares of Series A Preferred Stock or shares of Parity Stock that are issued) and authorize and issue additional shares of any class or series of our Junior Stock. See “Description of Series A Preferred Stock—Voting Rights.”

Segregated Account	We are required to deposit funds in an amount equal to 18 months of dividend payments in a segregated account administered by Morgan Stanley & Co., LLC (“Morgan Stanley”). These funds may be withdrawn at any time solely to pay dividends on the Series A Preferred Stock, and we will have no ongoing obligation to maintain a minimum balance in the segregated account.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the shares of the Series A Preferred Stock in this offering will be approximately $5.7 million (or approximately $6.7 million if the underwriters exercise their over-allotment option to purchase additional shares of Series A Preferred Stock in full), after deducting the underwriting discounts and estimated offering expenses payable by us and the funding of the segregated account as described above.

We plan to use the net proceeds from this offering to to lease additional accommodation units and for general corporate purposes.

Settlement Date	Delivery of the shares will be made against payment therefor on or about October 26, 2023.

Proposed Listing and Trading Symbol	Our Series A Preferred Stock has been approved for listing on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “LUXHP” and will begin trading on October 27, 2023.

Transfer Agent	The transfer agent for the Series A Preferred Stock will be Continental Stock Transfer & Trust Company.

Risk Factors	Investing in the Series A Preferred Stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under the heading “Item 1A. Risk Factors” in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, with the other information included elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before making a decision to invest in the Series A Preferred Stock.

Risk Factors

An investment in the Series A Preferred Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 8, 2023, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, the following risk factors, and the risks we have highlighted in other sections of this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to this Offering

As a holder of Series A Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Stock will be limited. Our common stock is the only class of our securities that carry full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the terms of the Series A Preferred Stock, that materially and adversely affect the rights of the Series A Preferred Stock or the creation or issuance of additional classes or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up. Other than the limited circumstances described in this prospectus supplement and the accompanying prospectus, and as may be provided by law, holders of Series A Preferred Stock will not have any voting rights. See “Description of Series A Preferred Stock—Voting Rights.”

There is no established trading market for the Series A Preferred Stock and listing on the Nasdaq does not guarantee a market for the Series A Preferred Stock.

The Series A Preferred Stock is a new issue of securities with no established trading market. Although Nasdaq has approved the listing of the Series A Preferred Stock under the symbol “LUXHP”, there is no guarantee the Series A Preferred Stock will remain listed on the Nasdaq or any other nationally recognized exchange. If the Series A Preferred Stock is delisted from the Nasdaq or another nationally recognized exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Series A Preferred Stock;

●	reduced liquidity with respect to the Series A Preferred Stock;

●	a determination that the Series A Preferred Stock is “penny stock,” which will require brokers trading in the Series A Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series A Preferred Stock;

●	a 6.00% increase in Initial Rate until a Re-Listing Event occurs, and we may not have enough cash to pay dividends or redeem the Series A Preferred Stock; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, even though the Series A Preferred Stock has been approved for listing on Nasdaq, an active trading market for the Series A Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series A Preferred Stock could be materially and adversely affected.

The market price and trading volume of the Series A Preferred Stock may fluctuate significantly and be volatile due to numerous circumstances beyond our control.

The Series A Preferred Stock is a new issue of securities with no established trading market. We have filed an application to list the Series A Preferred Stock on the Nasdaq, but there can be no assurance that the Nasdaq will approve the Series A Preferred Stock for listing. If the Nasdaq approves the Series A Preferred Stock for listing and if an active trading market does develop on the Nasdaq, there can be no assurance that the trading volume for Series A Preferred Stock will provide sufficient liquidity for you to sell your shares at the time of your choosing or that the trading price for the Series A Preferred Stock will equal or exceed the price you pay for your shares. Further, the Series A Preferred Stock may trade at prices lower than the public offering price, and the market price of the Series A Preferred Stock would depend on many factors, including, but not limited to:

●	prevailing interest rates;

●	the market for similar securities;

●	general economic and financial market conditions;

●	our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

●	our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

The trading prices of preferred equity securities issued by real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series A Preferred Stock is the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series A Preferred Stock.

Future offerings of debt securities or shares of our capital stock, including future offerings of traded or non-traded preferred stock, expressly designated as ranking senior to or pari passu with the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up may adversely affect the market price of the Series A Preferred Stock.

Our cash available for dividends may not be sufficient to pay dividends on the Series A Preferred Stock at expected levels, and we cannot assure you of our ability to pay dividends in the future. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.

We intend to pay regular monthly dividends to holders of the Series A Preferred Stock. Dividends declared by us will be authorized by our board of directors in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our board of directors may deem relevant from time to time. Further, subject to certain exceptions, in connection with a Delisting Event, we will thereafter accrue cumulative cash dividends at a rate higher than the Initial Rate until a Re-Listing Event occurs. We cannot assure you of our ability to pay the increased dividend rate upon any such event, and, even where we are able to do so, the increased dividend payments may have a material adverse effect on our financial condition, liquidity and results of operations.

We may have to fund dividends from working capital, borrow to provide funds for such dividends or use proceeds of this offering or other future offerings of our securities to the extent dividends exceed earnings or cash flows from operations. Funding dividends from working capital would restrict our operations. If we borrow to fund dividends, our leverage ratios and future interest costs could increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. There is no guarantee that we will be able to pay dividends in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.

We may not be able to pay dividends on the Series A Preferred Stock.

Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the Series A Preferred Stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on the Series A Preferred Stock, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus, were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series A Preferred Stock offered by this prospectus supplement and the accompanying prospectus, to pay our indebtedness or to fund our other liquidity needs.

The Series A Preferred Stock is structurally subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series A Preferred Stock will rank junior to all of our existing and future indebtedness, any classes and series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up, and other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our certificate of incorporation currently authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.00001 per share, in one or more classes or series. Our board of directors has the authority, without further action by the stockholders, to amend our certificate of incorporation from time to time to increase the number of authorized shares of preferred stock and to authorize us to issue shares of preferred stock in one or more classes or series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof to each such class or series of preferred stock. Our board of directors may, without notice to or the consent of holders of Series A Preferred Stock, authorize the issuance and sale of additional shares of Series A Preferred Stock (provided that the terms of any such issuance shall include the requirement that the Company deposit into a segregated account, upon the closing of such sale, eighteen (18) regular monthly dividend payments with respect to the additional shares of Series A Preferred Stock that are issued) and authorize and issue additional shares of Junior Stock or Parity Stock from time to time. The issuance of additional shares of Series A Preferred Stock or additional shares of Parity Stock would dilute the interests of the holders of Series A Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up (with the requisite vote of holders of Series A Preferred Stock as described in this prospectus supplement and the accompanying prospectus) or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. None of the provisions relating to the Series A Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series A Preferred Stock, so long as the rights of the Series A Preferred Stock are not materially and adversely affected.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due to holders of the Series A Preferred Stock upon liquidation is fixed at the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends thereon to, but not including, the date of payment. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your share of Series A Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The Series A Preferred Stock is only exchangeable in extremely limited circumstances, and investors will not realize a corresponding upside if the price of our common stock increases, except under extremely limited circumstances.

The Series A Preferred Stock is only exchangeable into the common stock in extremely limited circumstances and accrues dividends at a fixed rate. We have not registered the shares of common stock issuable upon exchange under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise an exchange right. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series A Preferred Stock. The market value of the Series A Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series A Preferred Stock.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use most, if not all, of the net proceeds of this offering, which may be combined with additional cash and other consideration, to lease additional accommodation units and for general corporate purposes. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We may redeem the Series A Preferred Stock and in certain extremely limited circumstances are required to redeem the Series A Preferred Stock.

We may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time at a redemption price of $26.00 per share in the event of a redemption prior to October 26, 2026 or $25.50 per share in the case of a redemption on or after October 26, 2026. If a Change of Control or Delisting Event occurs prior to October 26, 2024, we are required, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. If a Change of Control or Delisting Event occurs on or after October 26, 2024, we may, at our option, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series A Preferred Stock. If we redeem the Series A Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

Dividends or other payments with respect to the Series A Preferred Stock may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preferred Stock, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preferred Stock receiving less than expected and could materially adversely affect the return on your investment.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the shares of the Series A Preferred Stock in this offering will be approximately $5.7 million (or approximately $6.7 million if the underwriters exercise their over-allotment option to purchase additional shares of Series A Preferred Stock in full), after deducting the underwriting discounts and estimated offering expenses payable by us and the funding of the segregated account.

We plan to use the net proceeds from this offering to lease additional accommodation units and for general corporate purposes.

As a result, our management will have broad discretion to allocate the net proceeds we receive in connection with Series A Preferred Stock offered pursuant to this prospectus supplement and the accompanying prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

We are required to deposit funds in an amount equal to eighteen (18) regular monthly dividend payments in a segregated account administered by Morgan Stanley at the closing of this offering. These funds may be withdrawn at any time solely to pay dividends on the Series A Preferred Stock (or, as permitted by the terms of the certificate of designations of the Series A Preferred Stock, redeem the Series A Preferred Stock), and we will have no ongoing obligation to maintain a minimum balance in the segregated account.

Capitalization

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2023 (a) on a historical basis and (b) as adjusted to give effect to the issuance of the Series A Preferred Stock in this offering and the use of proceeds therefrom as described under “Use of Proceeds.”

	As of June 30, 2023
	Historical	As Adjusted
Cash and cash equivalents(1)	$3,777,678	$9,499,178
Total Liabilities	204,134,294	204,134,294

Series A Preferred Stock offered hereby(2)	-	5,721,500
Stockholders’ Equity(3)
Common Stock (shares authorized, issued and outstanding – 35,136,591)	351	351
Additional Paid In Capital	64,021,728	64,021,728
Accumulated Deficit	(50,574,187)	(50,574,187)

Total Stockholders’ Equity	13,447,892	13,447,892
Total Capitalization	$217,582,186	$223,303,686

(1)	Excludes restricted cash of $1.1 million.

(2)	Series A Preferred stock ($0.00001 par value; 10,000,000 shares of preferred stock authorized; 0 shares of preferred stock issued and outstanding at June 30, 2023).

(3)	Excludes (i) 1,622,016 shares of our common stock available as of September 28, 2023 for future grant or issuance pursuant to the 2022 Long-Term Incentive Equity Plan; (ii) 6,740,000 shares of common stock issuable pursuant to the Letter Agreement dated May 23, 2023 by and between the Company, Greenle Partners LLC Series Alpha P.S. (“Greenle Alpha”) and Greenle Partners LLC Series Beta P.S. (“Greenle Beta” and, together with Greenle Alpha, “Greenle”); (iii) 1,228,500 shares of common stock issuable pursuant to the Letter Agreement dated February 13, 2023 by and between the Company and Greenle; (iv) 2,000,000 shares of common stock issuable upon the exercise of warrants that are issuable upon the consummation of this offering pursuant to the Letter Agreement dated August 31, 2023 by and between the Company and Greenle; (v) 417,000 shares of common stock issuable upon the exercise of warrants held by Maxim Partners LLC; (vi) 570,000 shares of common stock issuable upon the exercise of warrants held by officers and directors of the Company and (vii) 1,559,599 shares of common stock issued by the Company subsequent to June 30, 2023.

Description of Series A Preferred Stock

The description of certain terms of the Series A Preferred Stock in this prospectus supplement and the accompanying prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by, references to the relevant provisions of our certificate of incorporation, the certificate of designations designating the Series A Preferred Stock, our bylaws and Delaware law. Copies of our certificate of incorporation, the certificate of designations and our bylaws are available from us upon request. The following description of the terms of the Series A Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to LuxUrban Hotels Inc. and not to any of its subsidiaries.

General

We are currently authorized to issue up to 10,000,000 shares of preferred stock, par value $0.00001 per share, in one or more classes or series of stock. Our board of directors has the authority, without further action by the stockholders, to authorize us to issue shares of preferred stock in one or more classes or series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof to each such class or series of preferred stock.

Prior to the closing of this offering, our board of directors will classify 322,000 of our authorized shares of preferred stock as shares of Series A Preferred Stock and authorize the issuance thereof, and we will file the certificate of designations, setting forth the terms of the Series A Preferred Stock, with the Secretary of State of the State of Delaware. When issued, shares of the Series A Preferred Stock offered hereby will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Stock will have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock. Our board of directors may, without notice to or the consent of holders of Series A Preferred Stock, authorize the issuance and sale of additional shares of Series A Preferred Stock (provided that the terms of any such issuance shall include the requirement that the Company deposit into a segregated account, upon the closing of such sale, eighteen (18) regular monthly dividend payments with respect to the additional shares of Series A Preferred Stock that are issued) and authorize and issue additional shares of Junior Stock or Parity Stock from time to time.

Ranking

The Series A Preferred Stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank senior to all classes and series of our common stock and any other class or series of our Junior Stock, pari passu with any other class or series of our Parity Stock expressly designated as ranking pari passu with the Series A Preferred Stock and junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up. Any authorization or issuance of shares of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up would require the affirmative vote of the the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock at the time (voting as a separate class). Any convertible or exchangeable debt securities that we may issue are not considered to be equity securities for these purposes. The Series A Preferred Stock ranks junior in right of payment to all of our existing and future indebtedness.

Dividends

Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights, and subject further to the provisions that follow under this section captioned “—Dividends,” holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at the Initial Rate, or 13.00% per annum of the $25.00 per share liquidation preference, equivalent to $3.25 per annum per share of Series A Preferred Stock. Dividends on each share of the Series A Preferred Stock will accrue and be cumulative from (and including) the original date of issuance of such share of Series A Preferred Stock and will be payable monthly in arrears on the last day of each calendar month, or, if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date. The term “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close. The first dividend on the Series A Preferred Stock sold in this offering will be paid on November 30, 2023.

Dividends payable on the Series A Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be such date as designated by our board of directors for the payment of dividends which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. No holder of any shares of Series A Preferred Stock is entitled to receive any dividends paid or payable on the Series A Preferred Stock with a dividend payment date before the date such shares of Series A Preferred Stock are issued.

Our board of directors will not authorize, and we will not pay, any dividends on the Series A Preferred Stock or set apart assets for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting apart of assets or provide that the authorization, payment or setting apart of assets is a breach of or a default under that agreement, or if the authorization, payment or setting apart of assets is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our capital stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series A Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends to holders or make redemptions of the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends, whether or not dividends are authorized or declared and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series A Preferred Stock will not bear interest, and the holders of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series A Preferred Stock, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series A Preferred Stock. We will credit any dividend made on the Series A Preferred Stock first to the earliest accumulated but unpaid dividend due.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend payment dates, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other dividend be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and accumulated or accrued dividends per share on such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our board of directors, of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of shares of Series A Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our Junior Stock. The rights of holders of shares of Series A Preferred Stock to receive their liquidation preference would be subject to the preferential rights of the holders of shares of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up we may issue in the future. Written notice will be given to each holder of Series A Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate, convert or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series A Preferred Stock and our Parity Stock, then we will distribute our assets to the holders of Series A Preferred Stock and the holders of our Parity Stock ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Optional Redemption

At any time or from time to time on or before October 26, 2026 we may at our option, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $26.00 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice.

At any time or from time to time after October 26, 2026, we may at our option redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to $25.50 per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon written notice.

We will give notice of redemption by mail to each holder of record of Series A Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective. Any notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment;

●	the procedures for surrendering non-certificated shares for payment; and

●	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series A Preferred Stock between such record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock to be redeemed.

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement.

Special Optional Redemption

In the event of a Change of Control or Delisting Event occurring prior to October 26, 2024, we shall, within 120 days after the first date on which such Change of Control or Delisting Event occurred, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share of Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of such redemption.

In the event of a Change of Control or Delisting Event occurring on or after October 26, 2024, we or the acquiring or surviving entity may, as applicable, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control or Delisting Event occurred by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

We will mail to you, if you are a record holder of shares of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the place or places where the certificates, if any, representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment;

●	the procedures for surrendering non-certificated shares for payment;

●	that the shares of Series A Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or Delisting Event, as applicable, and a brief description of the transaction or transactions constituting such Change of Control or Delisting Event, as applicable;

●	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends (whether or not declared) to (but not including) the redemption date.

The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all of our capital stock that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on a National Market.

A “Delisting Event” is the failure, after the original listing of the Series A Preferred Stock, to maintain the listing of the Series A Preferred Stock on a National Market.

Delisting Event

If a Delisting Event occurs, the Initial Rate shall increase by 6.00% until a Re-Listing Event occurs. Upon a Re-Listing Event, the dividend rate shall return to the Initial Rate.

A “Re-Listing Event” is when, after a Delisting Event, the Series A Preferred Stock is re-listed on any National Market.

Exchange Rights

On or after October 26, 2024, upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock to exchange some or all of the Series A Preferred Stock held by such holder on the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, into a number of shares of Common Stock per share of Series A Preferred Stock to be exchanged equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock to be exchanged plus (y) the amount of any accrued and unpaid dividends to, but not including, the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable (unless the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 13.4048 (the “Share Cap”), which is the quotient obtained by dividing the (i) $25.00 liquidation preference per share of Series A Preferred Stock by (ii) one-half of the closing price of our Common Stock on October 23, 2023, subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to which shares of Common Stock shall be exchanged into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon exchange of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of Common Stock equal to the Common Stock Exchange Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Exchange Consideration”; and the Common Stock Exchange Consideration or the Alternative Exchange Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, shall be referred to herein as the “Exchange Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Exchange Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of Common Stock that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the shares of Common Stock that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Delisting Event or Change of Control, as applicable.

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the National Market on which the Common Stock is then traded, or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of the our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

No fractional shares of Common Stock shall be issued upon the exchange of Series A Preferred Stock. In lieu of fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of Series A Preferred Stock of any holder that are exchanged, that holder shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price. If more than one share of Series A Preferred Stock is surrendered for exchange at one time by or for the same holder, the number of full shares of Common Stock issuable upon exchange thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, a notice of occurrence of the Delisting Event or Change of Control, as applicable, describing the resulting exchange right, as applicable, shall be delivered to the holders of record of the Series A Preferred Stock at their addresses as they appear on our stock transfer records and notice shall be provided to the our transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the exchange of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:

●	the events constituting the Delisting Event or Change of Control, as applicable;

●	the date of the Delisting Event or Change of Control, as applicable;

●	the last date on which the holders of Series A Preferred Stock may exercise their exchange right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable;

●	that if, on or prior to the Delisting Event Exchange or Change of Control Exchange Date, as applicable, we have provided or provide notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to exchange shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for exchange;

●	if applicable, the type and amount of Alternative Exchange Consideration entitled to be received per share of Series A Preferred Stock;

●	the name and address of the paying agent and the exchange agent; and

●	the procedures that the holders of Series A Preferred Stock must follow to exercise the exchange right.

We shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide notice.

In order to exercise exchange right, as applicable, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, the certificates (if any) representing the shares of Series A Preferred Stock to be exchanged, duly endorsed for transfer, together with a written exchange notice completed, to our transfer agent. Such notice shall state: (i) the relevant Delisting Event Exchange Date or Change of Control Exchange Date, as applicable; (ii) the number of shares of Series A Preferred Stock to be exchanged; and (iii) that the shares of Series A Preferred Stock are to be exchanged pursuant to the applicable provisions of this Certificate of Designation. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).

Holders of Series A Preferred Stock may withdraw any notice of exercise of a exchange right (in whole or in part), as applicable, by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn shares of Series A Preferred Stock;

●	if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Stock; and

●	the number of shares of Series A Preferred Stock, if any, which remain subject to the exchange notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

Shares of Series A Preferred Stock as to which the exchange right, has been properly exercised and for which the exchange notice has not been properly withdrawn shall be exchanged into the applicable Exchange Consideration in, on the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, unless, on or prior to the Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, we have provided or provide notice of its election to redeem such shares of Series A Preferred Stock. If we elect to redeem shares of Series A Preferred Stock that would otherwise be exchanged into the applicable Exchange Consideration on a Delisting Event Exchange Date or Change of Control Exchange Date, as applicable, such shares of Series A Preferred Stock shall not be so exchanged and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

The “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, shall be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock.

Voting Rights

Holders of Series A Preferred Stock generally will have no voting rights, except as set forth in the certificate of designations setting forth the terms of the Series A Preferred Stock or as otherwise provided by law.

Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen (18) or more consecutive or non-consecutive monthly periods (a “Preferred Dividend Default”), the holders of Series A Preferred Stock and the holders of all other classes or series of our preferred stock ranking on parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, and are exercisable (“Parity Preferred”) and with which the holders of Series A Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on our Board of Directors (the “Preferred Directors”) until all dividends accumulated and unpaid on such Series A Preferred for all past dividend periods shall have been fully paid. At such time as the holders of Series A Preferred Stock become entitled to vote in the election of Preferred Directors, the number of directors serving on the Board of Directors will be increased automatically by two directors (unless the number of directors has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Dividend Default has occurred or is continuing, a dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

A Preferred Director will be elected by a plurality of the votes cast in the election of Preferred Directors and shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or such Preferred Director’s earlier death, disqualification, resignation or removal. The election of Preferred Directors will take place at (i) either (A) a special meeting called in accordance with the certificate of designations designating the Series A Preferred Stock if the request is received more than 60 days before the date fixed for our next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 60 days of the date fixed for the our next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting at which Preferred Directors are to be elected, until the right of holders of Series A Preferred Stock to elect Preferred Directors shall have terminated.

At any time when holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors, Our Secretary shall, unless the request is received more than 60 days before the date fixed for our next annual or special meeting of stockholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, call a special meeting of stockholders for the purpose of electing Preferred Directors by mailing or causing to be mailed to the stockholders entitled to vote a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise required by law. Notice of all meetings of stockholders at which holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors will be given to such holders at their addresses as they appear in our stock transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of a majority of the holders of the Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Directors has been given but before such special meeting has been held, we shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such special meeting.

If and when all accumulated dividends on such Series A Preferred Stock for all past Dividend Periods shall have been fully paid, the right of the holders of Series A Preferred Stock to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Director so elected shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. If the rights of holders of Series A Preferred Stock to elect Preferred Directors have terminated in accordance with the certificate of designations designating the Series A Preferred Stock after any record date for the determination of stockholders entitled to vote in the election of such Preferred Directors but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of Preferred Directors. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and the Parity Preferred then entitled to vote together as a single class in the election of Preferred Directors (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Directors. Each of the Preferred Directors shall be entitled to one vote on any matter before our board of directors.

So long as any shares of Series A Preferred Stock remain outstanding, we will not:

●	authorize or create, or increase the number of authorized or issued shares of, any class or series of our capital stock expressly designated as Senior Stock as to dividend rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock at the time (voting as a separate class); or

●	amend, alter or repeal the provisions of our certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock at the time (voting as a separate class).

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding shares of Series A Preferred Stock.

In any matter in which the holders of shares of Series A Preferred Stock are entitled to vote separately as a single class, each share of Series A Preferred Stock will be entitled to one vote. If the holders of shares of Series A Preferred Stock and any other class or series of our Parity Stock are entitled to vote together as a single class on any matter, the Series A Preferred Stock and the shares of the other class or series of our Parity Stock will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or are not otherwise subject to registration or reporting requirements of the SEC and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Preemptive Rights

No holders of Series A Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for any class or series of our common stock or any other security of our company.

Book-Entry Procedures

DTC will act as securities depositary for the Series A Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (or indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

When you purchase shares of the Series A Preferred Stock within the DTC system, the purchase must be by or through a direct participant. The direct participant will receive a credit for the shares of Series A Preferred Stock on DTC’s records. You, as the actual owner of the shares of Series A Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the shares of Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our certificate of incorporation, DTC would authorize the direct participants holding the relevant shares to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the shares of Series A Preferred Stock will be sent to Cede & Co. If fewer than all of the shares of Series A Preferred Stock are being redeemed, DTC will reduce each direct participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends and distributions on the shares of Series A Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Listing

Our Series A Preferred Stock has been approved for listing on the Nasdaq under the symbol “LUXHP” and will begin trading on October 27, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for the Series A Preferred Stock will be Continental Stock Transfer & Trust Company. Its address is 1 State Street, New York, NY 10004, Telephone No. 212-509-4000.

Underwriting

Alexander Capital, L.P. (“Alexander Capital”) is the sole book running manager for this offering, and we have entered into an underwriting agreement on the date of this prospectus supplement with Alexander Capital as representative of the underwriters. Subject to the terms and conditions set forth in our underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Series A Preferred Stock listed next to its name on the following table:

Name of Underwriter	Number of Shares
Alexander Capital, L.P.	220,000
Network 1 Financial Securities, Inc.	60,000
Total	280,000

The underwriters are committed to purchase all the shares of Series A Preferred Stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of 42,000 additional shares of Series A Preferred Stock (equal to 15% of the total number of shares of Series A Preferred Stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any.

Commissions and Discounts

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$25.00	$7,000,000
Underwriting discounts (7%)	$1.75	$490,000
Non-accountable expense allowance (1%)	$0.25	$70,000
Proceeds, before expenses, to us	$23.00	$6,440,000

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus supplement. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus supplement.

We have also agreed to reimburse the underwriters for their out-of-pocket accountable expenses relating to the offering, including up to $100,000 for the fees of the underwriters’ counsel; provided that, the maximum amount of the underwriters out-of-pocket accountable expense reimbursement shall not exceed $125,000.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately $728,148.43.

We expect that delivery of the Series A Preferred Stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus, which will be the second business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+2.”

Right of First Refusal

We have granted Alexander Capital a right of first refusal, subject to the successful closing of this offering, for a period of six (6) months following the commencement of sales in this offering, during which if the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Alexander Capital (or any affiliate designated by Alexander Capital) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Alexander Capital (or any affiliate designated by Alexander Capital) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Alexander Capital (or any affiliate designated by Alexander Capital) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Electronic Offer, Sale and Distribution of Shares

A prospectus, including this prospectus supplement, in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of Series A Preferred Stock or preventing or retarding a decline in the market price of our shares of Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Series A Preferred Stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Legal Matters

Certain legal matters relating to this offering including the validity of the shares of Series A Preferred Stock offered hereby will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

Experts

The consolidated financial statements of LuxUrban Hotels Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, are included herein in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and this prospectus supplement and the accompanying prospectus filed, including the exhibits, for further information about us and the Series A Preferred Stock offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023 and for the fiscal quarter ended June 30, 2023, filed on August 8, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on February 14, 2023, February 21, 2023, April 18, 2023, May 17, 2023, May 23, 2023, June 8, 2023, June 20, 2023, August 2, 2023 and September 1, 2023, as amended by Form 8-K/A filed on September 1, 2023;

●	the Amended and Restated Definitive Proxy Statement on Schedule 14A filed with the SEC on June 5, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

●	All other reports filed with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act before the date of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to 2125 Biscayne Blvd, Suite 253, Miami, FL 33137, Attention: Secretary or by calling us at 833-723-7368.

Where You Can Find More Information

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Series A Preferred Stock we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our Company. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at https://luxurbanhotels.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus, and you should not consider it part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

LUXURBAN HOTELS INC.

$50,000,000
PREFERRED STOCK

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50 million in aggregate principal amount of our preferred stock in one or more offerings.

This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will specify the securities being offered and also describe the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “LUXH.” As of August 31, 2023, the aggregate market value of our public float, calculated according to General Instructions I.B.6. of Form S-3, is $46,481,455, based on 35,981,674 shares of common stock outstanding as of August 31, 2023, of which 21,410,685 shares of our common stock are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar-month period that ends on, and includes, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75,000,000.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (this “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our preferred stock in one or more offerings, with a total value of up to $50 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. A prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security the offering of which is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “LuxUrban,” “our Company,” “we,” “us,” “our” and similar terms refer to LuxUrban Hotels Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We utilize an asset light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties we lease. We currently manage a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. With recent hotel rooms becoming available, as of August 8, 2023, we have approximately 1,625 units under lease. We believe the pandemic created, and current economic conditions present, a historic opportunity for us to lease dislocated and underutilized hotels at favorable economics for our Company.

We have plans to expand both domestically and internationally. At this time, London is the next city targeted for expansion.

We strive to improve operational efficiencies by leveraging proprietary technology to identify, lease, manage, and market globally the hotel space we lease to business and vacation travelers through our online portal and third-party sales and distribution channels. Our top three sales channels represented over 90% of revenue during the three months ended June 30, 2023.

Business

We are building a portfolio of hotels that provides short-term accommodations for guests at average nightly and occupancy rates that exceed our total cost and expenses. We are growing this portfolio by capitalizing on the dislocation in the hotel industry created by the pandemic and subsequent rising interest rate environment. We target business and vacation travelers under our consumer brand LuxUrban and we market our hotel properties through our proprietary sales portal as well as several worldwide online travel agency (“OTA”) channels.

We believe that as a result of pandemic-induced hotel closures, changing financial requirements for hotel owners and a significantly higher interest rate and refinancing environment, LuxUrban has a multi-year pipeline of potential properties to lease at favorable economics to our Company.

Many of the hotels that we lease have been hotels that were shuttered or underutilized as a result of the global pandemic. Other properties that we lease were either poorly managed properties where the landlord was looking for a more stable tenant, or a refinancing opportunity where LuxUrban provided a landlord a more desirable and lender-friendly long-term lease agreement.

Based on the market dislocation mentioned above, we believe our pipeline of high-quality opportunities will provide multiple leasing opportunities in upcoming years. Currently, we are focused on turnkey properties that require limited amounts of incremental capital to make the properties guest-ready. We expect over time that we may need to invest additional capital as the better opportunities in our pipeline become leased. Even if we need to increase the capital we invest to make a property guest-ready, we believe there are many attractive opportunities for properties where the economics will still be favorable to us based on the above mentioned market dislocation. In addition, we may be able to obtain greater concessions from landlords as a result of the capital required.

Recent Developments

Wyndham Transaction

On August 2, 2023, the Company entered into several agreements, including seventeen franchise agreements (each, a “Franchise Agreement”), with certain affiliates of Wyndham Hotels & Resorts, Inc. (collectively, “Wyndham”) pursuant to which the following hotels operated by the Company (the “Initial Properties”) will become part of the Trademark Collection® by Wyndham and Travelodge by Wyndham brands while staying under the operational control of the Company:

Hotel Name	Location	Number of Rooms
The Blakely Hotel	New York City	117
The Herald Hotel	New York City	167
The Washington	New York City	217
The Astor	Miami	42
The Impala Hotel	Miami	17
La Flora	Miami	31
BeHome	New York City	44
The Bogart Hotel	New York City	65
The Lafayette	New Orleans	60
Georgetown Residences	Washington, DC	80
The Variety	Miami	68
12th and Ocean Apartments	Miami	24
Townhouse Hotel Miami Beach	Miami	70
O Hotel	Los Angeles	68
Hotel 57	New York City	216
Condor Hotel	New York City	35
Tuscany	New York City	125

The Company expects rebranding of the Initial Properties, including the Initial Properties’ use of Wyndham booking channels, to be completed by December 2023.

The Franchise Agreements have initial terms of 15 to 20 years and require Wyndham to provide financial, sales and operational-related support with respect to the Initial Properties. The Franchise Agreements contain customary representations, warranties, covenants, indemnification, liquidated damages and other terms for transactions of a similar nature, including customary membership and marketing fees in an initial aggregate amount of 6.0% of gross room revenue, increasing to 6.5% of gross room revenue over the term of the Franchise Agreements.

Pursuant to the Franchise Agreements, the Company agreed to make certain property improvements, modifications and maintenance items (collectively, “Capital Improvements”), which the Company expects to complete over the next twelve months. In exchange for these Capital Improvements, Wyndham will provide capital through development advance notes (“Key Money”) to the Company for these Capital Improvements, which the Company expects will provide significant working or growth capital to the Company. Consistent with market practice, such Key Money will be evidenced by certain promissory notes with customary amortization and repayment terms. In conjunction with the Company’s entry into the Franchise Agreements, the Company paid a one-time, initial, nonrefundable franchise fee to Wyndham.

As a result of entering into the Franchise Agreements, the Company expects to be subject to significantly reduced booking fees, inclusive of franchise and other fees, as a result of using the Wyndham booking platform. Conversely, to the extent that the Company continues to use third-party online travel agencies for bookings, the Company expects to benefit from Wyndham’s lower online travel agency commission rates, while paying franchise fees and other fees on such booking activity, as a result of the Company’s entry into the Franchise Agreements. The Company expects that the net impact of the Franchise Agreements will be a material reduction to such fees in comparison to the Company’s previous operations.

In addition to the Initial Properties, the Company and Wyndham are in the process of reviewing a pipeline of properties currently under letter of intent, subject to an already executed lease, or subject to an executed lease with the Company (such properties, “Pipeline Properties”). To the extent that the Company ultimately enters into master leasing agreements with respect to any such Pipeline Properties, the Company has set up a general framework to bring new LuxUrban properties onto the Wyndham platform and expects to add such Pipeline Properties to both the Company’s and Wyndham’s booking platforms. The Franchise Agreements provide for future commitments to Wyndham, and in return Wyndham has agreed to fund capital to the Company via Key Money on a property-by-property basis, which the Company expects will provide significant working or growth capital to the Company. The Company expects that any such working or growth capital provided by Wyndham will offset a percentage of the deposit money required. Wyndham has the ability to accept or reject properties to the platform on a property-by-property basis, subject to certain conditions, with a three-year right of first refusal.

In conjunction with the Company’s entry into the Franchise Agreements and the positive impact such Franchise Agreements are expected to have on the Company, including the reduced costs mentioned above, the Company agreed to terms that incentivize Brian Ferdinand, the Company’s Chairman and Chief Executive Officer, to remain with the Company for an extended period of time, including the requirement of Brian Ferdinand to personally guarantee (the “Key Man Terms”) the Company’s obligations under the Franchise Agreements and Key Money during the term of the Franchise Agreements, with the ability of the Company to remove the Key Man Terms after five years.

The foregoing description of the Franchise Agreements is not complete and is qualified in its entirety by reference to the text of the form of Franchise Agreement filed as Exhibit 10.4 to Company’s Quarterly Report file with the SEC on August 2, 2023 and incorporated herein by reference.

Corporate Information

Our executive offices are located at 2125 Biscayne Blvd, Suite 253 Miami, Florida 33137 and our telephone number is 833-723-7368.

We maintain a website with the address https://luxurbanhotels.com. We make available free of charge through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-K and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We are not including the information on our website as a part of, nor incorporating it by reference into, this report. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to receive certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies,” including, but not limited to, exclusion from the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have irrevocably opted-out of the extended transition period afforded to emerging growth companies in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not emerging growth companies.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenue equals or exceeds $1.235 billion (subject to adjustment for inflation), (ii) December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”), (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1940, as amended (the “Exchange Act”).

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows, or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we or you may face. Additional risks and uncertainties not presently known to us or that we may deem currently immaterial may also impair our business operations or adversely affect our operations or financial condition.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and the information incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. The forward-looking statements are contained principally in, but not limited to, “Item 1. Business,” “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. Our periodic filings with the SEC and our future SEC reports may also contain forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about.

●	our financial performance, including our ability to generate revenue;

●	the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties in our financial performance, including our ability to generate revenue;

●	potential effects of a challenging economy, for example, on the demand for vacation travel accommodations and the effect thereof on our business and financial condition;

●	the ability of our short stay accommodation offerings to achieve market acceptance and to build our portfolio of accommodation offerings in multiple cities throughout the United States and internationally;

●	the impact of increased competition;

●	our success in retaining or recruiting officers, key employees, and directors;

●	our ability to service our existing indebtedness and obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions, including joint ventures;

●	our ability to manage growth and integrate operations from properties that we lease;

●	uninterrupted service by the third-party service providers we rely on for material parts of our operations, including payment processing, data collection and security, online reservations and booking and other technology services;

●	the liquidity and trading of our securities;

●	regulatory and operational risks;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the time during which we will be an emerging growth company under the JOBS Act.

The forward-looking statements contained in this prospectus and the information incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those listed elsewhere in this prospectus, in our Annual Report on Form 10-K under “Item 1A. Risk Factors”, and the risks detailed in our periodic filings with the SEC and future SEC reports. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Given these risks and uncertainties, investors are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. Our Company undertakes no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we may use any net proceeds from the sale of securities under this prospectus to lease additional accommodation units and for general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF Preferred stock

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, as amended (our “certificate of incorporation”), bylaws and the Delaware General Corporation Law(“DGCL”), relating to our preferred stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.00001.

As of August 31, 2023, there were no shares of our preferred stock outstanding.

Preferred Stock

No shares of preferred stock will be issued or outstanding immediately after the offering contemplated by this prospectus. However, our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Our board of directors will have the discretion to determine, without stockholder approval and with respect to any series of preferred stock, the powers (including voting powers), preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, including, without limitation:

●	the designation of the series;

●	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption or repurchase rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices, or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Shares of our preferred stock sold pursuant to the registration statement of which this prospectus is a part may be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price, should an active trading market develop, of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LuxUrban Hotels Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, are included herein in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our Company. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at https://luxurbanhotels.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023 and for the fiscal quarter ended June 30, 2023, filed on August 8, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on February 14, 2023, February 21, 2023, April 18, 2023, May 17, 2023, May 23, 2023, June 8, 2023, June 20, 2023, August 2, 2023, and September 1, 2023, as amended by Form 8-K/A filed on September 1, 2023; and

●	the Amended and Restated Definitive Proxy Statement on Schedule 14A filed with the SEC on June 5, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022).

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to 2125 Biscayne Blvd, Suite 253, Miami, FL 33137, Attention: Secretary or by calling us at 833-723-7368.

LUXURBAN HOTELS INC.

280,000 Shares

13.00% Series A Cumulative Redeemable Preferred Stock

Prospectus
Supplement

Sole Book-Running Manager

ALEXANDER CAPITAL L.P.

Co- Manager

Network 1 Financial Securities, Inc.

October 24, 2023